Phone: (604) 687-0619 Fax: (604) 681-4170

LETTER FROM THE CHAIRMAN

June 7, 2001

Dear Shareholder:

Although we expected to mail the 2000 Annual Report and all the associated Annual General Meeting documentation before this date, there have been certain significiant corporate developments that have resulted in this late mailing. The content for the Annual Report was written and printed prior to these developments in early June. As a result, we want to bring you up-to-date on the following significant subsequent event.

During 2000 and the first quarter 2001, your Company continued to develop its Internet business despite the collapse of the market for Internet-related stocks and information-technology services. Company management has always believed that investors will increasingly rely on the Internet as a vehicle for providing timely investment information, fast and reliable trading capability, portfolio management and investment research tools and that it will become increasingly important for public companies to have regulatory, investor relations and corporate information available to shareholders on the Internet. However, the demand for online advertising on the Internet did not materialize for the Company as quickly as anticipated. Revenue for the year of $2.8 million, although representing an increase of 136% over the previous year, still resulted in a net loss of $2.46 million. Management implemented a cost-cutting program in early 2001 in order to minimize operating and overhead expenses, but current projections are still forecasting a loss for the year ending 2001.

As these continuing losses are eroding the Company's cash reserves, the Board of Directors has decided that if Stockscape Canada were to be merged with another similar operation, the resultant company may be able to reach profitability more quickly than each company proceeding independently. As a result, on June 4, 2001 the Company announced that it is seeking a buyer for its wholly-owned subsidiary, Stockscape.com Technologies (Canada) Ltd., which operates the portal at www.stockscape.com.

Discussions are currently underway with a number of potential purchasers and we will keep shareholders fully apprised of developments by news release over the coming month.

Our management group is available to answer any questions you may have and I can be reached at our toll free number 1-800-318-3094.

Sincerely,

(SIGNED)

Andrew F. B. Milligan

Chairman of the Board

Stockscape.com Technologies Inc.

This letter contains "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995, and there are many factors that could cause actual results to differ materially from those projected in such statements. Reference should be made to the Company's Information Circular issued in connection with its annual meeting to be held on June 29, 2001and other S.E.C. filings for a discussion of risk factors relating to the Company's business.

STOCKSCAPE.COM TECHNOLOGIES INC.

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999,

THREE MONTHS ENDED DECEMBER 31, 1998 AND

YEAR ENDED SEPTEMBER 30, 1998

Auditors' Report to the Shareholders

We have audited the consolidated balance sheets of Stockscape.com Technologies Inc. as at December 31, 2000 and 1999 and the consolidated statements of operations and deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

With respect to the consolidated financial statements for the year ended December 31, 2000, we conducted our audit in accordance with Canadian generally accepted auditing standards and United States generally accepted auditing standards. With respect to the consolidated financial statements for the year ended December 31, 1999, we conducted our audit in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2000 and 1999 and the results of its operations and its cash flows for the years then ended, in accordance with Canadian generally accepted accounting principles. As required by the Company Act (British Columbia), we report that, in our opinion, these principles have been applied, after giving effect to the change in the method of accounting for income taxes as explained in note 2(c) to the consolidated financial statements, on a consistent basis.

Canadian generally accepted accounting principles vary in certain significant respects from accounting principles generally accepted in the United States. Application of accounting principles generally accepted in the United States would have affected total assets and shareholders' equity as at December 31, 2000 and 1999 and results of operations for the years then ended to the extent summarized in note 10 to the consolidated financial statements.

The consolidated financial statements for the three months ended December 31, 1998 and the year ended September 30, 1998 were audited by other auditors who expressed an opinion without reservation on those statements in their report dated March 25, 1999.

"KPMG LLP"

Chartered Accountants

Vancouver, Canada

April 20, 2001

STOCKSCAPE.COM TECHNOLOGIES INC.

Consolidated Balance Sheets as at December 31

(Expressed in Canadian Dollars unless otherwise stated)
2000	1999
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$ 2,814,934	$ 947,369
Short-term investments	2,093,588	5,847,601
Marketable securities	312,981	426,039
Accounts receivable	160,526	73,881
Prepaid expenses	213,145	22,201
	5,595,174	7,317,091

LONG-TERM INVESTMENTS (Note 4)	2,018,750	2,656,466

FIXED ASSETS (Note 5)	606,298	348,414

RESOURCE PROPERTY (Note 6)	1	1

INTANGIBLE ASSETS (Note 5)	8,362	11,328
	$ 8,228,585	$ 10,333,300

LIABILITIES

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$ 352,321	$ 262,480
Unearned revenue	114,244	67,257
466,565	329,737
SHAREHOLDERS' EQUITY

SHARE CAPITAL (Note 8)	12,016,932	11,798,182

DEFICIT	(4,254,912)	(1,794,619)
7,762,020	10,003,563

Nature of operations (Note 1)
Commitments (Note 13)
Contingency (Note 15)
Subsequent events (Notes 6 and 8(c))
	$ 8,228,585	$ 10,333,300

See accompanying notes to consolidated financial statements.

Approved by the Board of Directors
"Andrew F. B. Milligan"	"Barry F. Duggan"
Andrew F.B. Milligan, Director	Barry F. Duggan, Director

STOCKSCAPE.COM TECHNOLOGIES INC.

Consolidated Statements of Operations and Deficit

(Expressed in Canadian Dollars unless otherwise stated)

	Year Ended December 31, 2000	Year Ended December 31, 1999	Three Months Ended December 31, 1998	Year Ended September 30, 1998
REVENUE

Web-site sales and service	$ 554,633	$ 759,832	$ 68,422	$ 170,157
Investor awareness programs	1,998,917	368,575	-	-
Interest	302,922	81,635	-	-
	2,856,472	1,210,042	68,422	170,157

OPERATING EXPENSES

Advertising and promotion	45,739	25,008	12,398	48,661
Depreciation	225,278	73,106	-	-
Accounting and legal fees	256,781	127,434	403	18,140
Annual report and annual general meeting costs	173,613	-	-	-
Bad debt expense	-	25,101	-	6,657
Cost of sales	2,426,177	1,218,486	74,365	337,494
Management and administration fees	884,990	261,447	-	-
Foreign exchange	6,302	6,698	-	-
Interest on debt (Note 7)	-	29,718	18,973	44,479
Investor and shareholder relations	285,700	131,294	-	-
Listing and transfer fees	23,942	27,505	-	-
Office and miscellaneous	473,558	104,686	8,904	42,120
Salaries, wages and benefits	514,745	95,917	36,708	171,961
Travel	113,450	36,552	-	-
Loss on disposal of fixed assets	-	16,042	-	-
Write down of marketable securities (Note 4)	298,415	-	-	-
Gain on sale of marketable securities	(411,925)	(14,573)	-	-
	5,316,765	2,164,421	151,751	669,512

LOSS FOR THE PERIOD	2,460,293	954,379	83,329	499,355

DEFICIT, BEGINNING OF PERIOD	1,794,619	840,240	756,911	257,556

DEFICIT, END OF PERIOD	$ 4,254,912	$ 1,794,619	$ 840,240	$ 756,911

LOSS PER SHARE	$ 0.09	$ 0.06	$ 0.09	$ 0.53

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	26,255,100	14,998,008	950,000	950,000

See accompanying notes to consolidated financial statements.

STOCKSCAPE.COM TECHNOLOGIES INC.

Consolidated Statements of Cash Flows

(Expressed in Canadian Dollars unless otherwise stated)

	Year Ended December 31, 2000	Year Ended December 31, 1999	Three Months Ended December 31, 1998	Year Ended September 30 1998
CASH PROVIDED BY (USED FOR)

OPERATIONS

Net loss for the year	$ (2,460,293)	$ (954,379)	$ (83,329)	$ (499,355)
Items not involving cash
Depreciation	225,278	73,106	8,416	35,895
Loss on disposal of fixed assets	-	16,042	-	-
Interest paid by issuance of shares	-	21,105	-	-
Gain on sale of marketable securities	(411,925)	(14,573)	-	-
Write down of marketable securities	298,415

Changes in non-cash working capital items (Note 14)	(140,761)	(239,801)	(54,822)	137,065
	(2,489,286)	(1,098,500)	(129,735)	(326,395)
INVESTING

Proceeds on sale of marketable securities	864,284	144,218	-	-
Sale (purchase) of short-term investments	3,754,013	(5,847,601)	-	-
Purchase of fixed assets	(479,372)	(343,817)	(2,497)	(59,604)
Proceeds from sale of fixed assets	-	4,200	-	-
Purchase of intangible assets	(824)	(5,689)	(1,758)	(5,150)
Cash acquired on business combination (Note 3)	-	36,819	-	-
	4,138,101	(6,011,870)	(4,255)	(64,754)
FINANCING

Share subscriptions	-	-	-	-
Short-term financing	-	102,500	-	-
Repayment of short-term financing	-	(177,500)	-	-
Private placement proceeds, net of issue costs	-	1,952,687	-	-
Proceeds on exercise of Series A Warrants	-	2,600,000	-	-
Proceeds on exercise of Series B Warrants	-	3,190,100	-	-
Proceeds on exercise of options	218,750	201,250	-	-
Long-term debt (Note 7)	-	130,907	93,677	488,479
	218,750	7,999,944	93,677	488,479
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	1,867,565	889,574	(40,313)	97,330

CASH AND CASH EQUIVALENTS, Beginning of period	947,369	57,795	98,108	778

CASH AND CASH EQUIVALENTS, End of period	$ 2,814,934	$ 947,369	$ 57,795	$ 98,108

Supplementary information (Note 14)

See accompanying notes to consolidated financial statements.

Stocksckape.com Technologies Inc.

For the Years Ended December 31, 2000 and 1999,

three months ended December 31, 1998 and

year ended September 30, 1998

(Expressed in Canadian Dollars unless otherwise stated)

1. NATURE OF OPERATIONS

During 1999, Stockscape.com Technologies Inc. ("Stockscape" or the "Company"; formerly Cornucopia Resources Ltd.), completed a reorganization and change of principal activity from that of exploration and development of mineral properties to that of providing investment information and services through the internet. In March 1999, the Company sold its sole remaining active resource property located on the Carlin Trend in the State of Nevada, USA. Effective July 9, 1999, the Company acquired Stockscape.com Technologies (Canada) Ltd. ("Stockscape Canada"), a privately-held internet research Company which maintains an Internet portal for investors at www.stockscape.com which has been in operation since October 1996 (Note 3). Effective July 9, 1999, the Company changed its name to Stockscape.com Technologies Inc. on completion of the business combination with Stockscape Canada.

2. SIGNIFICANT ACCOUNTING PRINCIPLES

(a) Basis of Presentation and Consolidation

These financial statements have been prepared in accordance with Canadian generally accepted accounting principles. Material measurement differences to those in the United States of America are disclosed in Note 10.

The consolidated financial statements include the accounts of the Company and its subsidiaries, all of which are wholly-owned. All significant intercompany balances and transactions have been eliminated.

Effective July 9, 1999, the Company completed the acquisition of 100% of the outstanding common shares of Stockscape Canada. Since the former sole shareholder of Stockscape Canada obtained control of the Company through the share exchange, this transaction has been accounted for in these financial statements as a reverse takeover. Consequently, the consolidated statements of operations and deficit and cash flows reflect the results of operations of Stockscape Canada, the legal subsidiary, combined with those of Stockscape, the legal parent, from July 9, 1999. In addition, the prior periods figures presented are those of Stockscape Canada.

(b) Revenue Recognition

(i) Revenues from services provided including web-site creation and maintenance, digital dispatches and newsletter subscriptions are recognized as the services are provided.

(ii) Revenues from investor awareness programs are recognized as the services are provided.

Stocksckape.com Technologies Inc.

For the Years Ended December 31, 2000 and 1999,

three months ended December 31, 1998 and

year ended September 30, 1998

(Expressed in Canadian Dollars unless otherwise stated)

2. SIGNIFICANT ACCOUNTING PRINCIPLES, (Continued)

(b) Revenue Recognition, (Continued)

(iii) Unearned revenue arises from cash received in advance of services provided and is recorded as revenue when the services are provided.

(c) Income taxes

Effective January 1, 2000, the Company adopted, retroactively and without restatement of prior periods, the new recommendations of the Canadian Institute of Chartered Accountants regarding accounting for income taxes, which requires the use of the asset and liability method. The cumulative effect, at January 1, 2000, of adopting these recommendations was not material. Under this method of tax allocation, future income tax assets and liabilities are determined based on temporary differences between the financial statement carrying values and their respective income tax bases, and loss carryforwards. Future income tax assets and liabilities are measured using the enacted tax rates expected to be in effect when the temporary differences are likely to reverse. The effect on future income tax assets and liabilities of a change in tax rates is included in operations in the period in which the change is substantively enacted. The amount of future income tax assets recognized is limited to the amount that is considered by management more likely than not to be realized.

Prior to the adoption of the new recommendations, income tax expense was determined using the deferral method of tax allocation. Under this method, deferred income tax expense was based on differences in the timing of recognition of revenues and expenses for income tax and financial reporting. The benefit of loss carryforwards was recognized only to the extent that their realization was virtually certain. To December 31, 1999, no such benefits had been recognized in the consolidated financial statements.

(d) Cash Equivalents

Cash equivalents consist of highly liquid investments that are readily convertible to known amounts of cash and have maturity dates of three months or less from date of purchase.

(e) Short-term Investments

Short term investments consist of highly liquid investments that have maturity dates greater than three months but less than one year from date of purchase. Short-term investments are recorded at cost which does not materially differ from fair value.

Stocksckape.com Technologies Inc.

For the Years Ended December 31, 2000 and 1999,

three months ended December 31, 1998 and

year ended September 30, 1998

(Expressed in Canadian Dollars unless otherwise stated)

2. SIGNIFICANT ACCOUNTING PRINCIPLES, (Continued)

(f) Investments

The Company's investments, which include items classified on the consolidated balance sheet as marketable securities and long-term investments, represent common shares of publicly listed companies and are carried at the lower of cost or market. Investments in common shares which are subject to trading restrictions for the next year are classified as long-term investments.

(g) Translation of Foreign Currencies

The Company's functional and reporting currency is the Canadian dollar. The Company's United States operations conducted during the year are considered to be integrated operations for purposes of foreign currency translation. Amounts stated in United States dollars are translated into Canadian dollars as follows: monetary assets and liabilities are translated at the exchange rate in effect at the balance sheet date; non-monetary assets and liabilities are translated at the rate in effect on the date of the transaction; revenues and expenses are translated at average rates during the reporting period. Gains and losses arising from the conversion of foreign currency balances and transactions are reported in income as they occur.

(h) Fixed and Intangible Assets

Fixed and intangible assets are stated at cost less accumulated depreciation.

(i) The following fixed assets are depreciated on a declining balance basis at the following annual rates:

Computer equipment	30%
Office equipment	20%

(ii) Computer software is depreciated on a straight-line basis over twelve months.

(iii) Leasehold improvements are depreciated on a straight-line basis over their respective lease term.

(iv) Trademarks and other organization costs are depreciated on a straight-line basis over five years.

(v) Development and maintenance costs of the corporate web-site are expensed as incurred.

Stocksckape.com Technologies Inc.

For the Years Ended December 31, 2000 and 1999,

three months ended December 31, 1998 and

year ended September 30, 1998

(Expressed in Canadian Dollars unless otherwise stated)

2. SIGNIFICANT ACCOUNTING PRINCIPLES, (Continued)

(i) Share Capital

The Company records proceeds from the issuance of common shares net of issue costs. Shares issued for other than cash consideration are valued at the quoted price on the stock exchange on the date the agreement to issue the shares was reached.

The Company has a stock-based compensation plan which is described in Note 8(c). No compensation expense is recognized for this plan when stock or stock options are issued to directors or employees. Any consideration paid by directors or employees on exercise of stock options or purchase of stock is credited to share capital.

(j) Financial Instruments

The carrying value of cash and cash equivalents, short-term investments, marketable securities, accounts receivable, and accounts payable and accrued liabilities approximate fair values due to their short term nature. The fair value of long term investments is disclosed in Note 4.

(k) Use of Estimates

The preparation of the financial statements in conformity with Canadian generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

(l) Loss Per Share

Loss per share is computed using the weighted average number of common shares outstanding during the reporting period. For periods prior to the date of the reverse takeover, the weighted average number of shares equals that proportion of the Stockscape Canada shares issued at the date of transaction times the 10,000,000 common shares issued on the transaction. Fully diluted loss per share is not presented as the effect on basic loss per share would be anti-dilutive.

(m) Comparative Figures

Certain of the prior years comparative figures have been reclassified to conform to the presentation adopted for the current year.

Stocksckape.com Technologies Inc.

For the Years Ended December 31, 2000 and 1999,

three months ended December 31, 1998 and

year ended September 30, 1998

(Expressed in Canadian Dollars unless otherwise stated)

3. BUSINESS COMBINATION

Effective July 9, 1999, Cornucopia Resources Ltd. ("Cornucopia") and Stockscape Canada received all necessary approvals to complete their agreements to merge. Cornucopia consolidated its shares, changed its name to Stockscape, and issued 10,000,000 post-consolidation common shares to the sole shareholder of Stockscape Canada in consideration for all of its issued and outstanding common shares on a one-for-one basis. Since the former sole shareholder of Stockscape Canada obtained control of the Company through the share exchange, this transaction has been accounted for in these financial statements as a reverse takeover and the purchase method of accounting has been applied. Under reverse takeover accounting, Stockscape Canada is considered to have acquired Cornucopia.

Net assets of Cornucopia acquired at their fair values at July 9, 1999:

Cash	$ 36,819
Marketable securities	229,465
Non-cash working capital	(476,388)
Long-term investment	2,981,748
Resource property	1
$ 2,771,645

Consideration assigned to common shares issued	$ 2,771,645

4. Long-Term Investments

In June 1999, Cornucopia completed the sale of a subsidiary to Great Basin Gold Ltd., ("Great Basin"). The consideration received for this sale was 2,750,000 common shares and 250,000 share purchase warrants of Great Basin which were exercisable at $2.00 per share for a period of one year from June 30, 1999. The closing market price of the Great Basin common shares on June 30, 1999 was approximately $1.45 per share, ($0.98 US). An additional 25% discount has been applied to the carrying value of these Great Basin common shares to reflect the restrictions placed on their resale and voting rights. The total value attributable to the common shares and purchase warrants was $2,981,748. The material continuing restrictions on the rights attached to these shares are as follows:

(i) The Company is entitled to sell, without restriction, up to 25,000 of the Great Basin shares in any thirty calendar day period or to carry over any or all of that number of shares to the next thirty calendar day period and thereafter for up to four such periods, so that, in effect the Company may sell up to 100,000 Great Basin shares during the last thirty days of a 120 calendar day period.

Stocksckape.com Technologies Inc.

For the Years Ended December 31, 2000 and 1999,

three months ended December 31, 1998 and

year ended September 30, 1998

(Expressed in Canadian Dollars unless otherwise stated)

4. Long-Term Investments, (Continued)

(ii) Notwithstanding the above, the Company is entitled to sell up to 100,000 Great Basin shares in any thirty calendar day period provided that it first gives to Great Basin the right to cause such shares to be acquired by a person designated by Great Basin at a price at least equal to the five day average closing price of Great Basin's shares on the five trading days before it received such notice, less a 10% discount. If Great Basin does not exercise that right, the Company is free to sell up to 100,000 Great Basin shares for a period of forty-five days.

(iii) Under the terms of the agreement, Great Basin has an assignable right to purchase Great Basin shares in excess of 2,000,000 (fully-diluted) held from time to time by the Company at a price based on the five day average closing price of Great Basin's shares, plus 10%, subject to a minimum price of $1.00 per share. The agreement provides for adjustments to the price in the event that the five day average closing price post-sale is more than a specified percentage of the price paid.

(iv) The Company has agreed to a voting trust in favour of Great Basin management for a period of two years and has been given representation on the board of directors of Great Basin.

(v) The Company will have the right to participate in future financings of Great Basin in order to maintain its equity interest if so desired.

To December 31, 2000, 325,000 Great Basin shares have become unrestricted pursuant to (i) above. During the year ended December 31, 2000, a total of 325,000 shares were sold. Furthermore, the Company recognized an impairment in value of the Great Basin common shares and recognized a loss of $298,415 during the year ended December 31, 2000. As a result, the carrying value of the long-term investment approximates market value at December 31, 2000. The market value of the Great Basin common shares at December 31, 1999 was approximately $8,112,500. At December 31, 2000, 300,000 Great Basin common shares have been classified as marketable securities.

Stocksckape.com Technologies Inc.

For the Years Ended December 31, 2000 and 1999,

three months ended December 31, 1998 and

year ended September 30, 1998

(Expressed in Canadian Dollars unless otherwise stated)

5. FIXED AND INTANGIBLE ASSETS

(a) Fixed assets

		Accumulated	Net Book
December 31, 2000	Cost	Depreciation	Value

Computer equipment	$ 741,883	$ 212,498	$ 529,385
Computer software	103,695	95,464	8,231
Office equipment	45,998	8,679	37,319
Leasehold improvements	52,863	21,500	31,363
	$ 944,439	$ 338,141	$ 606,298

		Accumulated	Net Book
December 31, 1999	Cost	Depreciation	Value

Computer equipment	$ 352,349	$ 69,091	$ 283,258
Computer software	87,234	35,716	51,518
Office equipment	12,054	3,588	8,466
Leasehold improvements	13,430	8,258	5,172
	$ 465,067	$ 116,653	$ 348,414

(b) Intangible assets

		Accumulated	Net Book
December 31, 2000	Cost	Depreciation	Value

Trademarks	$ 16,016	$ 8,659	$ 7,357
Organization costs	1,257	252	1,005
	$ 17,273	$ 8,911	$ 8,362

		Accumulated	Net Book
December 31, 1999	Cost	Depreciation	Value

Trademarks	$ 15,192	$ 5,121	$ 10,071
Organization costs	1,257	-	1,257
	$ 16,449	$ 5,121	$ 11,328

Stocksckape.com Technologies Inc.

For the Years Ended December 31, 2000 and 1999,

three months ended December 31, 1998 and

year ended September 30, 1998

(Expressed in Canadian Dollars unless otherwise stated)

6. RESOURCE PROPERTY

As at December 31, 2000, the Company held an undivided 100% interest in certain patented mineral claims on the Yakobi Island property located in Southeastern Alaska. This property is carried at a nominal value of $1. Subsequent to December 31, 2000, this property was sold for proceeds of U.S. $56,702. The Company believes it has met all reclamation obligations with respect to the claims and received confirmation from the Alaska Forest Service on December 12, 2000 that no further reclamation work was required.

7. LONG-TERM DEBT

As at December 31, 1998, Stockscape Canada had a long-term loan outstanding to its shareholder of $672,988. Additional advances totaling $130,907 were made to Stockscape Canada during 1999. During March, 1999 this loan plus accrued interest charged at 12% per annum totaled $825,000 and was converted into 8,250,000 common shares of Stockscape Canada.

8. SHARE CAPITAL

(a) Authorized

100,000,000 Preferred Shares without par value, with rights to be determined upon issue

200,000,000 Common Shares without par value

(b) Issued and Outstanding

Stockscape.com Technologies (Canada) Ltd.	Number of Shares	Amount

Balance as at September 30, 1997 and 1998 and December 31, 1998	950,000	$ 57,500

Shares issued for cash subscriptions	800,000	200,000
Shares issued on conversion of debt (Note 7)	8,250,000	825,000

Balance as at July 9, 1999, prior to the arrangement with Cornucopia Resources Ltd. (below and Note 3)	10,000,000	$ 1,082,500

Stocksckape.com Technologies Inc.

For the Years Ended December 31, 2000 and 1999,

three months ended December 31, 1998 and

year ended September 30, 1998

(Expressed in Canadian Dollars unless otherwise stated)

8. SHARE CAPITAL, (Continued)

All of the above outstanding common shares were exchanged into post-consolidation Stockscape common shares on a 1 for 1 basis at time of business combination (see below).

Stockscape.com Technologies Inc.	Number of Shares	Amount

Balance as at December 31, 1997	38,556,040	$55,805,794
Issued for services	107,500	31,717
Issued for services	150,517	27,378
Issued for cash	2,777,777	368,800

Balance as at December 31, 1998	41,591,834	56,233,689
Consolidation of common shares on a 10 old for 1 new basis	(37,432,651)	-

Balance as at July 9, 1999, prior to business combination	4,159,183	56,233,689

Shares of Stockscape issued in exchange for shares of Stockscape Canada, valued at the fair value of the net tangible assets of Cornucopia prior to the transaction (Note 3)	10,000,000	2,771,645

Adjustment to record business combination
Reduction in book value of the Company's share capital to that of Stockscape Canada (Note 3)	-	(55,151,189)

Balance, after business combination	14,159,183	3,854,145

Issued for cash due to private placement	4,000,000	1,952,687
Issued for cash on exercise of Series A Warrants	4,000,000	2,600,000
Issued for cash on exercise of Series B Warrants	3,358,000	3,190,100
Issued for cash on exercise of Stock Options	402,500	201,250

Balance as at December 31, 1999	25,919,683	11,798,182

Issued for cash on exercise of Stock Options	437,500	218,750

Balance as at December 31, 2000	26,357,183	$12,016,932

Stocksckape.com Technologies Inc.

For the Years Ended December 31, 2000 and 1999,

three months ended December 31, 1998 and

year ended September 30, 1998

(Expressed in Canadian Dollars unless otherwise stated)

8. SHARE CAPITAL, (Continued)

(c) Stock Options

The Company has adopted a stock option plan that allows it to grant options to its officers, directors, employees and consultants. The exercise price of each option is determined by the board of directors, but may not be less than the market price on the date on which the option is granted. The number of share options granted is determined by the board of directors with the aggregate number of share options granted to any individual not to exceed 5% of the issued and outstanding common shares of the Company. Options have a maximum term of five years and terminate thirty days following the termination of the optionee's employment, except in the case of retirement, death or disability, in which case they terminate one year after the event. The vesting period of options is determined at the time of granting at the discretion of the board of directors. Once approved and vested, options are exercisable at any time.

	Number	Weighted-Average
	of Shares	Exercise Price

Outstanding at September 30, 1997, 1998 and December 31, 1998	-	$ -

Granted during the year	1,425,000	0.54
Exercised	(402,500)	0.50

Outstanding at December 31, 1999	1,022,500	0.56

Granted during the year	1,315,000	0.75
Exercised	(437,500)	0.50
Cancelled/Expired	(125,000)	0.75

Outstanding at December 31, 2000	1,775,000	$ 0.69

	Number		Number
	Outstanding at	Remaining	Exercisable at
Exercise	December 31,	Contractual	December 31,
Price	2000	Life	2000

$0.50	450,000	3.5 years	450,000
$0.50 USD	1,325,000	4 years	866,250

	1,775,000		1,316,250

Stocksckape.com Technologies Inc.

For the Years Ended December 31, 2000 and 1999,

three months ended December 31, 1998 and

year ended September 30, 1998

(Expressed in Canadian Dollars unless otherwise stated)

8. SHARE CAPITAL, (Continued)

(c) Stock Options, (Continued)

	Number		Number
	Outstanding at	Remaining	Exercisable at
Exercise	December 31,	Contractual	December 31,
Price	1999	Life	1999

$0.50	887,500	4.5 years	887,500
$0.50 USD	135,000	5 years	-

	1,022,500		887,500

During the year ended December 31, 2000, the Company re-priced 1,187,500 existing stock options to be exercised at U.S.$0.50 per share. The above tables reflect this re-pricing for 2000. Subsequent to year end, 130,000 stock options were cancelled or expired.

(d) Share Purchase Warrants

Share purchase warrants outstanding at December 31, 2000 are as follows:

Number	Exercise Price	Expiry Date

175,000	$ 2.00	December 31, 2001
400,000	$ 0.50	June 30, 2002
575,000

(e) Escrowed Shares

The 10,000,000 common shares issued in exchange for Stockscape Canada have been placed in escrow and are not subject to release so long as trading restrictions exist under U.S. securities laws.

9. SEGMENTED INFORMATION

The Company operates in a single operating segment, being the maintenance of an internet portal for investors. At December 31, 2000 all of the Company's material assets were held in Canada.

Stocksckape.com Technologies Inc.

For the Years Ended December 31, 2000 and 1999,

three months ended December 31, 1998 and

year ended September 30, 1998

(Expressed in Canadian Dollars unless otherwise stated)

10. DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN CANADA AND THE UNITED STATES

These financial statements have been prepared in accordance with Canadian generally accepted accounting principles ("Canadian GAAP"). A description of material measurement differences to accounting principles in the United States ("U.S. GAAP") are as follows:

(a) Income taxes

Under the asset and liability method of United States Statement of Financial Accounting Standards No. 109 ("SFAS 109"), future income tax assets and liabilities are measured using enacted tax rates for the future income tax consequences attributable to differences between the financial statement carrying amount of existing assets and liabilities and their respective tax bases, which is comparable to the Canadian standard adopted for the year ended December 31, 2000 (Note 2(c)) except that changes in the tax rates are recognized for U.S. GAAP purposes in the year of their enactment, not their substantive enactment as under Canadian GAAP. For the year ended December 31, 1999, the three month period ended December 31, 1998 and the year ended September 30, 1998, there is no effect of adopting the provisions of SFAS 109 on the Company's financial statements as the recognition criteria for future tax assets has not been met. In addition, there are no differences to reported assets, liabilities, shareholders' equity or loss due to differences in the timing of recognition of changes in tax rates.

(b) Stock-Based Compensation

The Financial Accounting Standards Board in the U.S. has issued Financial Accounting Standards Board Statement No. 123, "Accounting for Stock-Based Compensation". As permitted by the Statement, the Company has elected to continue measuring stock-based compensation costs for employees using the intrinsic value based method of accounting.

Under the intrinsic value method, compensation cost is the excess, if any, of the quoted market value of the stock at the measurement date over the amount an employee or director must pay to acquire the stock. Generally, the measurement date is the date of grant. Stock-based compensation expense in respect of stock options to employees and directors under U.S. GAAP based on the intrinsic value method would be $23,500 for the year ended December 31, 2000 (1999 - nil; three months ended December 31, 1998  nil; year ended September 30, 1998 - nil).

Stocksckape.com Technologies Inc.

For the Years Ended December 31, 2000 and 1999,

three months ended December 31, 1998 and

year ended September 30, 1998

(Expressed in Canadian Dollars unless otherwise stated)

10. DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN CANADA AND THE UNITED STATES, (Continued)

(b) Stock-Based Compensation, (Continued)

Under U.S. GAAP, stock options granted to non-employees for services rendered to the Company are required to be measured based on the fair value of stock options granted as the services are performed and the options earned. The calculated compensation cost is charged to operations as determined. Stock-based compensation expense in respect of stock options to consultants, under U.S. GAAP, based upon the fair value of the options using an option pricing model, would be $67,500 for the year ended December 31, 2000 (1999 - nil; three months ended December 31, 1998  nil; year ended September 30, 1998 - nil).

During the year ended December 31, 2000, the Company re-priced certain employee stock options. As a result, in accordance with U.S. GAAP the repriced options are considered to be variable stock option awards. Compensation cost for variable stock option awards to employees is calculated by the intrinsic value method, as described above except that it is remeasured at each reporting date to reflect increases in the market price of the underlying stock since the date of repricing. Such variable plan accounting continues until the options are exercised, forfeited or expire. As the Company's stock price at December 31, 2000 is lower than the revised exercise price, no compensation expense was recorded at December 31, 2000.

(c) Investments

Under Financial Accounting Standard No. 115 "Accounting for Certain Investments in Debt and Equity Securities" ("FAS 115"), the Company's investments in securities would be classified as available-for-sale securities and carried at fair value. Unrealized holding gains and losses on available-for-sale securities are excluded from earnings under U.S. GAAP and reported as a net amount in accumulated other comprehensive income (loss), which is a separate component of shareholders' equity until realized. On realization, comprehensive income would be adjusted to reflect the reclassification of the gains or losses into income.

Under practices proscribed by the Securities and Exchange Commission, the Company would not apply a 25% discount to the carrying value of the Great Basin equity securities received as consideration for the sale of its wholly-owned subsidiary (Note 4). Due to the write down of the Great Basin equity securities in fiscal 2000, this discount would be charged to operations under U.S. GAAP. In addition, the cost base of Great Basin equity securities sold during the year would be higher under U.S. GAAP.

Stocksckape.com Technologies Inc.

For the Years Ended December 31, 2000 and 1999,

three months ended December 31, 1998 and

year ended September 30, 1998

(Expressed in Canadian Dollars unless otherwise stated)

10. DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN CANADA AND THE UNITED STATES, (Continued)

(d) Comprehensive Income

Under FAS 130, comprehensive income is reported and displayed. Comprehensive income includes all changes in equity during a period except those resulting from transactions and other events and circumstances from owner sources. Under FAS 130, unrealized holding gains and losses on available-for-sale securities would be included as a component of comprehensive income.

(e) New Accounting Standards

Effective for the Company's fiscal period beginning January 1, 2001, the Financial Accounting Standards Board Statement No. 133 ("FAS 133") "Accounting for Derivative Instruments and Hedging Activity" is applicable for U.S. GAAP purposes. FAS 133 established accounting and reporting standards for derivative instruments and for hedging activities. As at December 31, 2000, the Company does not have any derivative instruments and, therefore, the adoption of FAS 133 will not have a material impact on the Company's financial position or results of operations on adoption.

Stocksckape.com Technologies Inc.

For the Years Ended December 31, 2000 and 1999,

three months ended December 31, 1998 and

year ended September 30, 1998

(Expressed in Canadian Dollars unless otherwise stated)

10. DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN CANADA AND THE UNITED STATES, (Continued)

(f) Reconciliation

The effect of the differences between Canadian GAAP and U.S. GAAP on the balance sheets and statements of operations and deficit are summarized as follows:

	December 31,	December 31,
	2000	1999

Assets under Canadian GAAP	$ 8,228,585	$ 10,333,300

Adjustment for unrealized holding gain (Note 10(c))	-	4,125,000

Adjustment for discount on investments (Note 10(c))	-	1,005,752

Assets under U.S. GAAP	$ 8,228,585	$ 15,464,052

	December 31,	December 31,
	2000	1999

Shareholders' equity, under Canadian GAAP	$ 7,762,020	$ 10,003,563

Adjustment for unrealized holding gain (Note 10(c))	-	4,125,000

Shareholders' equity under U.S. GAAP	$ 7,762,020	$ 14,128,563

			Three months
	Year ended	Year ended	ended	Year ended
	December 31,	December 31,	December 31,	September 30,
	2000	1999	1998	1998

Loss for the year under Canadian GAAP	$ (2,460,793)	$ (954,379)	$ (83,329)	$ (499,355)
Adjustment for stock-based compensation (Note 10(b))	(91,000)	-	-	-
Adjustment for gain on sale of marketable securities (Note 10(c))	(117,463)	-	-	-
Adjustment for write down of marketable securities (Note 10(c))	(882,806)	-	-	-

Net loss under U.S. GAAP	(3,552,062)	(954,379)	(83,329)	(499,355)

Other comprehensive income:
Adjustment for unrealized holding gain (losses) (Note 10(c))	(4,125,000)	4,125,000

Comprehensive income (loss)	$ (7,677,062)	$ 3,170,621	$ (83,329)	$ (499,355)

Loss per share under U.S. GAAP	$ (0.14)	$ (0.21)	$ (0.09)	$ (0.53)

Stocksckape.com Technologies Inc.

For the Years Ended December 31, 2000 and 1999,

three months ended December 31, 1998 and

year ended September 30, 1998

(Expressed in Canadian Dollars unless otherwise stated)

11. INCOME TAXES

The Company has non-capital losses available in Canada of approximately $14.6 million which may be carried forward and applied to reduce future taxable income. If not utilized these losses will expire during the years ended 2001 to 2007.

The Company also has net operating loss carry forwards for United States income tax purposes of approximately U.S.$1.1 million. These available tax losses may only be applied to offset future taxable revenues from the Company's current U.S. subsidiaries and to offset specific types of revenues.

As at December 31, 2000, the tax effect of the significant components within the Company's future tax asset (liability) are as follows:

Resource property	$ 294,202
Loss carry forwards	6,736,726
Capital assets	229,990
Share issue costs	8,554
Intangible assets	786
7,270,258
Valuation allowance	(7,270,258)
Net future income tax asset	$ -

12. RELATED PARTY TRANSACTIONS

(a) The Company paid a total of $131,776 (1999 - $66,972; three months ended December 31, 1998 - nil; year ended September 30, 1998 - nil), to a company controlled by the Chairman of the Board and director of the Company in return for management services.

(b) A Company controlled by the Chief Financial Officer and a director of the Company provides reception, accounting, administrative and management services to the Company. During the year, the Company incurred charges totaling $222,047 (1999 - $191,578; three months ended December 31, 1998 - $14,490; year ended September 30, 1998 - $65,794), for these services of which $10,700 was outstanding at year end (1999 - $68,076; 1998 - $17,934).

(c) The Company incurred legal fees totaling approximately $58,335 (1999 - $23,055; three months ended December 31, 1998 - nil; year ended September 30, 1998 - nil), to a legal firm of which a director is a partner.

Stocksckape.com Technologies Inc.

For the Years Ended December 31, 2000 and 1999,

three months ended December 31, 1998 and

year ended September 30, 1998

(Expressed in Canadian Dollars unless otherwise stated)

12. RELATED PARTY TRANSACTIONS, (Continued)

(d) The Company paid a total of $12,112 (1999  $6,970; three months ended December 31, 1998 - nil; year ended September 30, 1998 - nil), to a company controlled by a director for foreign news release dissemination fees.

(e) As at December 1998, Stockscape Canada had an outstanding loan due to its shareholder of $672,988. Additional advances were made by this shareholder totaling $130,907 up to March of 1999. Interest of $21,105 (three months ended December 31, 1998 - $18,973; years ended September 30, 1998 and 1997 - $6,372) was accrued during this period with the entire loan balance then converted into common shares of Stockscape Canada at the option of this shareholder.

Subsequent to the conversion of this shareholder's long term loan, this shareholder made additional short term advances to Stockscape Canada of $102,500. This short-term loan plus accrued interest of $2,790 was repaid in full during 1999.

This same related party also made short term advances during 1999 to Cornucopia before the reverse takeover totaling $75,000 in order to fund its operations. This short term loan plus accrued interest of $2,175 was also repaid in full subsequent to the reverse takeover.

13. COMMITMENTS

(a) The Company has the following future minimum payments relating to lease obligations:

Year	Payments
2001	$ 90,897
2002	61,507
$ 152,404

(b) Effective August 1, 2000, the Company entered into a letter of intent to purchase all of the assets of Silverback Communications Inc. The purchase price is 1,500,000 common shares of the Company subject to resale restrictions. In addition, a finders fee of 105,000 common shares of the Company is to be paid to a company owned by a shareholder that exercise significant influence over the Company. This transaction is subject to the finalization of a definitive agreement and regulatory approval.

Stocksckape.com Technologies Inc.

For the Years Ended December 31, 2000 and 1999,

three months ended December 31, 1998 and

year ended September 30, 1998

(Expressed in Canadian Dollars unless otherwise stated)

14. SUPPLEMENTAL CASH FLOW INFORMATION

Changes in non-cash working capital:

			Three months
	Year ended	Year ended	ended	Year ended
	December 31,	December 31,	December 31,	September 30,
	2000	1999	1998	1998

Accounts receivable	$ (86,645)	$ 15,656	$ (45,737)	$ (10,002)
Prepaid expenses	(190,944)	2,865	(1,208)	(6,281)
Accounts payable and accrued liabilities	89,841	(270,355)	23,923	66,324
Client deposits	-	-	(11,926)	11,926
Unearned revenue	46,987	12,033	(19,874)	75,098
	$ (140,761)	$ (239,801)	$ (54,822)	$ 137,065

Supplemental cash flow information is as follows:

			Three months
	Year ended	Year ended	ended	Year ended
	December 31,	December 31,	December 31,	September 30,
	2000	1999	1998	1998

Interest paid	$ -	$ 8,613	$ 18,973	$ 44,479
Taxes paid	-	-	-	-

Non-cash investing and financing activities:
Shares issued on business combination, net of cash received	-	2,734,826	-	-
Shares issued for prior year's cash subscriptions	-	200,000	-	-
Shares issued on long-term debt conversion	-	825,000	-	-
Marketable securities received in exchange for amounts owing	-	-	-	937

15. CONTINGENCY

During 2000, the Company received notice that the United States Fidelity and Guaranty Company ("USF&G"), is seeking a preliminary injunction to secure USF&G's obligations with respect to a mining reclamation bond issued on behalf of Mineral Ridge Resources Inc. ("MRRI"), a former subsidiary of Cornucopia.

MRRI was sold by Cornucopia to Vista Gold Corp. ("Vista"), an unrelated party, on October 21, 1998, under the terms of an agreement whereby Vista assumed the benefit and burden of all obligations with respect to MRRI, including agreements with USF&G. The motion for Preliminary Injunctions seeks to compel the Defendants, including Vista as well as Stockscape's subsidiaries to post an amount of U.S.$793,583 as additional collateral with respect to reclamation of the MRRI mine site. The outcome of this contingency is not determinable at this time. Obligations of the Company with respect to this claim, if any, will be recognized when determinable.

STOCKSCAPE.COM TECHNOLOGIES INC.

Suite #407 - 325 Howe Street

Vancouver, British Columbia, Canada V6C 1Z7

NOTICE OF ANNUAL GENERAL MEETING

NOTICE IS HEREBY GIVEN THAT the Annual General Meeting (the "Meeting") of the members ("shareholders") of Stockscape.com Technologies Inc. (the "Company") will be held at 10th Floor  595 Howe Street, Vancouver, British Columbia, on Friday, June 29, 2001, at the hour of 10:00 A.M. (Vancouver time) for the following purposes:

1. To receive and consider the report of the directors and the consolidated financial statements of the Company together with the auditor's report thereon for the financial year ended December 31, 2000.

2. To fix the number of directors at five.

3. To elect directors for the ensuing year.

4. To appoint the auditor for the ensuing year.

To authorize the directors to fix the remuneration to be paid to the auditor.

6. To transact such further or other business as may properly come before the Meeting and any adjournments thereof.

The accompanying Proxy Statement provides additional information relating to the matters to be dealt with at the Meeting and is deemed to form part of this Notice.

If you are unable to attend the Meeting in person, please complete, sign and date the enclosed Proxy Form and return the same in the enclosed return envelope provided for that purpose within the time and to the location set out in the Proxy Form accompanying this Notice.

DATED this 23rd day of May, 2001.

BY ORDER OF THE BOARD

"Andrew F. B. Milligan"

ANDREW F. B. MILLIGAN

Chairman of the Board

INFORMATION CIRCULAR

(PROXY)

OF

STOCKSCAPE.COM TECHNOLOGIES INC.

TABLE OF CONTENTS

Page

GENERAL INFORMATION i

AVAILABLE INFORMATION i

PERSONS MAKING THE SOLICITATION i

VOTING OF PROXIES i

REVOCABILITY OF PROXY i

VOTING SHARES AND PRINCIPAL HOLDERS THEREOF i

VOTES NECESSARY TO PASS RESOLUTIONS AT THE MEETING i

DIRECTORS OF THE COMPANY i

Business Experience and Principal Occupation of Directors, Executive Officers and Significant Employees i

Certain Relationships and Transactions i

EXECUTIVE COMPENSATION i

Summary of Executive Compensation i

Summary Compensation Table Annual Compensation i

Stock Incentive Transactions During 2000 i

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values i

Compensation of Directors i

Management Agreements and Termination of Employment and Change-In-Control Arrangements i

INTEREST OF INSIDERS IN MATERIAL TRANSACTIONS i

INDEBTEDNESS TO COMPANY OF DIRECTORS, EXECUTIVE OFFICERS AND SENIOR OFFICERS i

APPOINTMENT OF AUDITOR i

PARTICULARS OF OTHER MATTERS TO BE ACTED UPON i

STOCKSCAPE.COM TECHNOLOGIES INC.

Suite #407 - 325 Howe Street,

Vancouver, British Columbia, Canada V6C 1Z7

INFORMATION CIRCULAR

(PROXY STATEMENT)

(As at May 23, 2001, except as otherwise indicated)

GENERAL INFORMATIONGENERAL INFORMATION

This Proxy Statement is furnished to the members ("shareholders") by the Board of Directors of Stockscape.com Technologies Inc. (the "Company") in connection with the solicitation of proxies to be voted at the Annual General Meeting (the "Meeting") of the shareholders to be held at 10:00 a.m. (Vancouver time) on June 29, 2001, or at any adjournment thereof, for the purposes set forth in the Notice of Meeting. Advance notice of the Meeting was published in The Province newspaper in Vancouver, British Columbia, on April 26, 2001, and delivered to the British Columbia Superintendent of Brokers in accordance with Section 111 of the Company Act (British Columbia).

This Proxy Statement and the accompanying Proxy Form are being delivered to Canadian intermediaries holding common shares on behalf of another person or company and are being mailed to registered shareholders on or about June 1, 2001.

May 11, 2001 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting and at any adjournment thereof. As at May 11, 2001, there were 1,829 registered shareholders and 26,357,183 common shares without par value of the Company (the "Common Shares") outstanding. A registered shareholder is entitled to one vote for each Common Share that such registered shareholder holds on the record date on the proposals to be acted upon at the Meeting and any other matter to come before the Meeting. A registered shareholder's instructions on his Proxy Form as to the exercise of voting rights will be followed in casting such shareholder's votes. In the absence of any instructions, the proxy agent named on the Proxy Form will cast the shareholder's votes in favor of the resolutions set forth herein and in the Notice of Meeting. The enclosed Proxy Form confers discretionary authority upon the persons named therein with respect to other matters which may properly come before the Meeting.

No person has been authorized to give any information or to make any representation other than those contained in this Proxy Statement in connection with the solicitation of proxies and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Proxy Statement does not constitute the solicitation of a proxy by anyone in any jurisdiction in which such solicitation is not authorized or in which the person making such solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

In order to ensure they will be voted, proxies must be received at the office of CIBC Mellon Trust Company at 1066 Hastings Street West, Suite 1600, Vancouver, British Columbia, V6E 3X1 not less than 48 hours prior to the time the Meeting is to be held. However, the chairman of the Meeting has the discretion to accept proxies filed less than 48 hours prior to the commencement of the Meeting.

The principal executive offices of the Company are located at Suite #407 - 325 Howe Street, Vancouver, British Columbia, Canada, V6C 1Z7.

All references in this Proxy Statement to dollars or $ are to Canadian dollars, unless otherwise specified. References to U.S.$ are to United States dollars.

AVAILABLE INFORMATIONAVAILABLE INFORMATION

The Company is subject to the information requirements of the United States Securities Exchange Act of 1934, as amended, (the "Exchange Act") and files reports and other information with the Securities and Exchange Commission (the "Commission") in accordance therewith. Such reports, proxy statements and other information filed by the Company are available for inspection and copying at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C., 20549, and at the Commission's Regional Offices at 7 World Trade Center, Suite 1300, New York, New York, 10048, and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois, 60661-2511. Copies of such material may be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C., 20549, at prescribed rates. The Commission maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding companies that file electronically with the Commission. The Company's Common Shares are quoted on the Nasdaq OTC Bulletin Board (OTCBB) under the symbol STKSF and until delisting on March 31, 1999, were posted and called for trading on the Toronto Stock Exchange. Material filed by the Company can also be inspected at the offices of the National Association of Securities Dealers, Inc. Reports Section, 1735 K Street, N.W., Washington, D.C., 20006.

PERSONS MAKING THE SOLICITATIONPERSONS MAKING THE SOLICITATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the management of the Company on behalf of the Board of Directors for use at the Meeting and at any adjournments thereof. The solicitation will be conducted by mail and may be supplemented by telephone or other personal contact to be made without special compensation by officers and employees of the Company. The cost of solicitation will be borne by the Company.

VOTING OF PROXIESVOTING OF PROXIES

The persons named as proxyholders in the enclosed Proxy Form are directors of the Company.

A SHAREHOLDER HAS THE RIGHT TO APPOINT A PERSON (WHO NEED NOT BE A SHAREHOLDER) TO ATTEND AND ACT FOR HIM AND ON HIS BEHALF AT THE MEETING OTHER THAN THE PERSONS DESIGNATED IN THE ACCOMPANYING FORM OF PROXY. TO EXERCISE THIS RIGHT, THE SHAREHOLDER MAY INSERT THE NAME OF THE DESIRED PERSON IN THE BLANK SPACE PROVIDED IN THE PROXY AND STRIKE OUT THE OTHER NAMES OR MAY SUBMIT ANOTHER PROXY.

THE SHARES REPRESENTED BY PROXIES IN FAVOUR OF MANAGEMENT WILL BE VOTED ON ANY BALLOT (SUBJECT TO ANY RESTRICTIONS THEY MAY CONTAIN) IN FAVOUR OF THE MATTERS DESCRIBED IN THE PROXY.

REVOCABILITY OF PROXYREVOCABILITY OF PROXY

Any shareholder returning the enclosed Proxy Form may revoke the same at any time insofar it has not been exercised. The Company Act (British Columbia ) permits the revocation of a proxy by instrument in writing executed by the shareholder or by his attorney authorized in writing or, if the shareholder is a corporation, under its corporate seal or by an officer or attorney thereof duly authorized, and deposited at the registered office of the Company, at 10th Floor, 595 Howe Street, Vancouver, British Columbia, V6C 2T5, at any time up to and including the last business day preceding the day of the Meeting, or any adjournment thereof, or with the chairman of the Meeting on the day of the Meeting. A proxy may also be revoked in any other manner permitted by law, including by the delivery in the same manner of another valid proxy bearing a later date or by attendance at the meeting and voting in person.

VOTING SHARES AND PRINCIPAL HOLDERS THEREOFVOTING SHARES AND PRINCIPAL HOLDERS THEREOF

The Company is authorized to issue 200,000,000 Common Shares without par value and 100,000,000 preferred shares without par value, issuable in series. No preferred shares have been issued, and only the holders of the Common Shares will have voting rights at the Meeting. As at May 11, 2001, 26,357,183 Common Shares are issued and outstanding. The Common Shares are not subject to any future call or assessment and all have equal voting rights. There are no special rights or restrictions of any nature attached to any of the Common Shares and they all rank pari passu, each with the other as to all benefits which might accrue to the holders of the Common Shares. All registered shareholders are entitled to receive a notice of any general meeting to be convened by the Company. At any general meeting, subject to the restrictions on joint registered owners of Common Shares, on a show of hands, every shareholder who is present in person and entitled to vote has one vote and on a poll, every shareholder has one vote for each Common Share of which he is the registered owner and may exercise such vote either in person or by proxy. Holders of Common Shares of record at the close of business on May 11, 2001 will be entitled to receive notice of and vote at the Meeting.

To the knowledge of the directors and senior officers of the Company, the following are the only persons who beneficially own, directly or indirectly, or exercise control or direction over shares carrying more than 5% of the voting rights attached to all shares of the Company:
Name and Address of Beneficial Owner(1)	No. of Common Shares Beneficially Owned	Percentage of Class
A.R. Rule Investments B.C. Ltd.(2), c/o 2900 - 595 Burrard Street, Vancouver, British Columbia, V7X 1J5	10,000,000	38%

(1) Information in this table is based on information provided to management by those named.

(2) A.R. Rule Investments B.C. Ltd. is beneficially owned by Arthur R. Rule.

VOTES NECESSARY TO PASS RESOLUTIONS AT THE MEETINGVOTES NECESSARY TO PASS RESOLUTIONS AT THE MEETING

Pursuant to the Company Act (British Columbia), the quorum for the transaction of business at the Meeting consists of two persons present and being, or representing by proxy, registered shareholders holding not less than one-twentieth of the Company's issued Common Shares. Under the Company's Articles and the Company Act (British Columbia), a majority (over 50%) of the votes cast at the Meeting (in person or by proxy) is required in order to pass the ordinary resolutions referred to in the accompanying Notice of Meeting. Abstentions are counted for the purpose of determining the presence or absence of a quorum at the Meeting but are not counted in tabulation of votes cast on proposals presented to shareholders. British Columbia law does not recognize broker non-votes (which under U.S. law result when a broker holding shares for a beneficial holder has not received timely voting instructions on certain matters from such beneficial holder and the broker does not have discretionary voting power in such matters). However, under British Columbia law a broker has the right to vote on all matters submitted for shareholder vote if the broker (i) provides to the beneficial holder a copy of all Meeting related materials, and (ii) provides to the beneficial holder a request for voting instructions, stating that if voting instructions are not received from the beneficial holder at least twenty-four (24) hours prior to the time at which all proxies must be submitted for tabulation, then the broker may, in his or her discretion, vote the beneficial holder's shares or appoint a proxyholder to vote the shares at the Meeting.

DIRECTORS OF THE COMPANYDIRECTORS OF THE COMPANY

The directors of the Company are elected at each annual general meeting and hold office until the next annual general meeting or until their successors are appointed. It is proposed that the number of directors be fixed at five for the ensuing year. In the absence of instructions to the contrary, the enclosed proxy will be voted for the foregoing proposal and for the nominees herein listed.

The Company has a Compensation Committee and Corporate Governance Committee and is required to have an Audit Committee. Members of these committees are as set out below:

Management of the Company proposes to nominate each of the following persons for election as a director. Information concerning such persons, as furnished by the individual nominees, is as follows:
Name and Municipality of Ordinary Residence	Position with Company	Age	Date of Appointment	Number of Common Shares beneficially owned or, directly or indirectly, controlled(4)	Per-centage of Class
Sargent H. Berner Vancouver, B.C. (1) (2) (3)	Director	60	Oct 12, 1990	151,000 (5)	< 1%
John J. Brown Vancouver, B.C.(1)	Director	68	June 30, 1999	300,000 (6)	1.05%
Barry F. Duggan Vancouver, B.C.	Director and President	57	April 17, 2000	300,000 (6)	1.05%
Andrew F.B. Milligan Vancouver, B.C. (2) (3)	Director and Chairman of the Board	76	Nov 17, 1986	603,020 (7)	2.11%
A. Murray Sinclair Vancouver, B.C. (1)(2)(3)	Director	40	June 30, 1999	150,000 (6)	< 1%

(1) Member, Audit Committee.

(2) Member, Corporate Governance Committee.

(3) Member, Compensation Committee.

(4) Based upon information furnished to the Company by individual directors. Unless otherwise indicated, such shares are held directly. Include shares issuable upon exercise of incentive share purchase options or warrants.

(5) Includes 150,000 shares issuable upon exercise of incentive stock options granted under the existing Stock Option Plan.

(6) Shares issuable upon exercise of incentive stock options granted under the existing Stock Option Plan.

(7) Includes 200,000 shares issuable upon exercise of incentive stock options and 400,000 shares issuable upon exercise of warrants to be issued to Glencoe Management Ltd.

Business Experience and Principal Occupation of Directors,

Executive Officers and Significant Employees Business Experience and Principal Occupation of Directors, Executive Officers and Significant Employees

The present and principal occupations during the last five years of the Company's directors and executive officers are set forth below.

Sargent H. Berner is a partner of DuMoulin Black, a law firm in Vancouver, British Columbia. Mr. Berner is also a director of Aurizon Mines Ltd., Emgold Mining Corporation, Valerie Gold Resources Ltd., Cream Minerals Ltd., Sultan Minerals Inc. and Titan Pacific Resources Ltd. which are Vancouver-based companies listed (except for Aurizon Mines Ltd.) on the Canadian Venture Exchange. Aurizon Mines Ltd. is listed on the Toronto Stock Exchange. Aurizon Mines Ltd. has a class of securities registered pursuant to Section 12 of the United States Securities Exchange Act of 1934 (the "Exchange Act"), or subject to the requirements of Section 15(d) of the Exchange Act.

John J. Brown, B.Comm., C.A. has been Chief Financial Officer of the Company since June 1999. Mr. Brown is a Director and President of Pacific Opportunity Company Ltd. a financial consulting and merchant-banking firm in Vancouver, BC. He is a director of several private and public firms including United States Lime & Minerals, Inc., Spartacus Capital Inc. and Globemin Resources Ltd. He was a Director and helped organize KeyWest Energy Corporation. Mr. Brown was an investment advisor with a Canadian brokerage firm, was a senior partner with the public auditing firm of Deloitte & Touche, Chartered Accountants, in Vancouver for many years, was a Director and is a past Chairman of the British Columbia Automobile Association and a former Director of the Canadian Automobile Association. Mr. Brown's son, Mark T. Brown, is Treasurer of the Company.

Barry F. Duggan, Certified General Accountant, a telecommunications executive with over 20 years of industry experience, has been President and Chief Executive Officer of the Company since April 17, 2000. Mr. Duggan was Vice President Finance and Administration and Secretary of Streamscape Networks Inc., from June 1998 to April 2000. He was formerly President and CEO of BCTV/CHEK in Vancouver and Victoria, President & CEO of ITV in Edmonton, Alberta and Executive Vice President/General Manager of U-TV (CKVU) in Vancouver, B. C. Mr. Duggan contributed to the development of Canadian Film Production, was a past president of the Alberta Broadcasters Association and a member of the Television Executive Committee of the Bureau of Broadcast Measurement.

Andrew F. B. Milligan, a business executive, is Chairman of the Company and was President and Chief Executive Officer of the Company from September 1991 to April 17, 2000. Mr. Milligan was Chairman of the Company from April 1987, to June 1989, and was President of the Company from November 1986, to April 1987. Mr. Milligan also was Chairman of Carlin Resources Corp. from November 1994, to June 1997, and was a director of Carlin Resources Corp. from November 1994 to January 1998. He is also a director of Advanced Projects Limited, Lysander Mining Corporation and Great Basin Gold Ltd., all of which are Vancouver-based mining companies with shares listed on the Canadian Venture Exchange.

A. Murray Sinclair is Partner both of Quest Management Corp. (a private management company) and of Quest Ventures Ltd. (a private merchant banking company) since December 1996. Previously, Mr. Sinclair was Managing Director of Quest Oil & Gas Inc. (formerly Quest Capital Corporation) from May 1993 to April 1997. Quest Oil & Gas Inc. was a publicly traded oil and gas company whose shares traded on The Toronto Stock Exchange. Prior to that he was President and Director of Noramco Capital Corp. from June 1991 to January 1996 and Vice President, Finance of Noramco Capital Corp. from July 1988 to June 1991. Mr. Sinclair currently serves as Director and/or officer for the following companies: Arapaho Capital Corp., Belvedere Resources Ltd., Breakwater Resources Ltd., Cheni Resources Inc., Foxpoint Resources Ltd., Reliant Ventures ltd., Aurora Platinum Corp., Marchwell Capital Corp., New Inca Gold Ltd. and Fifty-Plus Net International Inc.

Karyn E. Bachert has been Corporate Secretary of the Company since June 1992, and was Assistant Secretary of the Company from November 1988 to June 1992. Ms. Bachert has been employed by the Company since January 1987. Ms. Bachert was also Corporate Secretary of Carlin Resources Corp. from November 1994 to June 1997.

Mark T. Brown, C.A., is Treasurer of the Company since June 1999. Mr. Brown is President and a Director of Spartacus Capital Inc., Vice President of Pacific Opportunity Company Ltd., and Chief Financial Officer of Nevada Pacific Gold Ltd. Between 1990 and 1994, Mr. Brown worked with PricewaterhouseCoopers. More recently, Mr. Brown was the controller of Miramar Mining Corporation, Northern Orion Explorations Ltd. and Eldorado Gold Corporation. He is also a director of Gateway Enterprises Ltd., Globemin Resources Ltd. and Orphan Boy Resources Ltd.

Eric T. H. Cardey, P.Eng., was General Manager of the company's subsidiary, Stockscape.com Technologies (Canada) Ltd. , from September 1999 to February 2000. Mr. Cardey is an entrepreneurial executive with international "hands on" experience in business development, manufacturing, marketing, technology transfers, start-ups and management consulting. He has worked with private and public companies in Canada, USA, Europe, China, South East Asia, Mexico and Central Europe. He has a background in advanced technologies, resource-based industries and energy. He is a principal of Presidents Network Inc. and was Vice President of Genstar Cement and BC Hydro's subsidiary, Power Smart Inc. Mr. Cardey is a director of Spartacus Capital Inc.

Certain Relationships and TransactionsCertain Relationships and Transactions

The services of Barry F. Duggan, a director, the President and Chief Executive Officer of the Company, are provided to the Company pursuant to an Employment Contract dated March 14, 2000. See "Summary of Executive Compensation".

The services of Andrew F.B. Milligan, a director and Chairman of the Company, are provided to the Company pursuant to a Consultant/Management Agreement with Glencoe Management Ltd. dated December 1, 1991 and amended on December 19, 1992, June 29, 1994, June 1, 1995, May 20, 1998 and June 1, 1999. Mr. Milligan is the principal shareholder of Glencoe Management Ltd. which receives management fees from the Company. See "Summary of Executive Compensation".

John J. Brown, Chief Financial Officer of the Company, is the principal shareholder of Pacific Opportunity Company Ltd., which received management fees and accounting and administration expense reimbursements from the Company for the year ended December 31, 2000. Mark T. Brown, Treasurer of the Company, son of John J. Brown, is Vice President and a Director of Pacific Opportunity Company Ltd.

Sargent H. Berner, a director of the Company, is a partner in the Vancouver law firm of DuMoulin Black, which received fees for legal services provided to the Company for the year ended December 31, 2000.

The services of Eric Cardey, General Manager, were provided under an Agreement dated September 21, 1999 between the Company and Eric Cardey Consulting, which terminated on February 19, 2001.

As of March 31, 2001, A. R. Rule Investments B.C. Ltd., beneficially owned by Arthur R. Rule, held 38% of the issued and outstanding shares of the Company.

In respect of each of the foregoing arrangements the terms upon which services are provided are, in the opinion of management, at least comparable and in some cases are more favourable to the Company than would have been obtainable from arm's length parties.

EXECUTIVE COMPENSATIONEXECUTIVE COMPENSATION

The Company's executive and employee compensation program is administered by management, under the supervision of the Compensation Committee. The Compensation Committee establishes or recommends general compensation levels and policies for executive officers and employees of the Company. The Stock Incentive Plan is administered by the Board of Directors. The Company's Board designates the members of each committee on an annual basis.

Summary of Executive CompensationSummary of Executive Compensation

The following table sets forth certain summary information concerning the compensation awarded to, earned by, or paid to the Chief Executive Officer and those officers of the Company whose combined salary and bonuses for 2000 exceeded $100,000 for services in all capacities to the Company during the years ended December 31, 2000, 1999, and 1998 (collectively, the "Named Executive Officers"). The aggregate value of other annual compensation paid to the Named Executive Officers during 2000 did not exceed 10% of the aggregate cash compensation set forth in the table below.

Summary Compensation Table

Annual Compensation Summary Compensation Table Annual Compensation
Name and Principal Position	Year	Salary $	Bonus $	Securities Under Options	All other Compensation
Barry F. Duggan President and Chief Executive Officer since April, 2000	2000	136,000	--	300,000	$7,452
Andrew F.B. Milligan(1) (formerly President and Chief Executive Officer)	2000 1999 1998	120,000 174,000 US 145,488	-- -- --	200,000 500,000 500,000	$11,776 $6,972 --

(1) The services of Mr. Milligan are provided under a Consultant/Management Agreement dated December 1, 1991, as subsequently amended, between the Company and Glencoe Management Ltd., a company owned and controlled by Mr. Milligan.

Stock Incentive Transactions During 2000 Stock Incentive Transactions

The following table sets out the details of all stock option grants to the Named Executive Officers and directors during the most recently completed financial year.
Name	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price	Expiration Date	Potential Realizable Value 5%	Potential Realizable Value 10%
Barry F. Duggan	300,000	22.81%	US$0.50	April 16, 2005	Nil	Nil
Andrew F.B. Milligan	200,000	15.21%	US$0.50	January 9, 2005	Nil	Nil
Directors & Executive Officers as a Group (5 persons)	800,000	60.84%	US$0.50 US$0.50	January 9, 2005 April 16, 2005	Nil	Nil

Aggregated Option Exercises in Last Fiscal Year and Option Values Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

The following table sets out the details of all stock options exercised during the most recently completed financial year by the Named Executive Officers and the financial year end values of the stock options held by the Named Executive Officers.
Name	Shares Acquired on Exercise (#)	C$ Value Realized	Number of Securities Underlying Unexercised Options at 12/31/2000	US$ Value of Unexercised In-The-Money Options at 12/31/2000
			Exercisable	Unexercisable	Exercisable	Unexercisable
Andrew F.B. Milligan	200,000	$285,952	200,000	--	55,000	--
Barry F. Duggan	--	--	112,500	187,500	30,937	51,562
John J. Brown	--	--	300,000	--	82,500	--
Eric Cardey	--	--	75,000	--	20,625	--

Compensation of Directors Compensation of Directors

The Company does not pay its directors any fees for acting as directors. Directors may be reimbursed for actual expenses reasonably incurred by them in connection with attending meetings of the board. Directors are also eligible to receive bonus shares or options to purchase Common shares of the Company, and the Company's practice has been to offer share purchase options as an incentive to attracting and retaining the services of its directors: See "Stock Incentive Transactions During 2000".

Management Agreements and Termination of Employment

and Change-In-Control Arrangements Management Agreements and Termination of Employment and Change-In-Control Arrangements

No management functions of the Company are performed to any substantial degree by a person other than the directors or senior officers of the Company. The services of Barry F. Duggan, a director, President and Chief Executive Officer, are provided to the Company pursuant to an Employment Contract dated March 14, 2000. The terms of engagement are for an initial period of five years commencing April 17, 2000 but the agreement may be terminated prior to October 1, 2000 on payment of six months' salary and thereafter on payment of eighteen months' compensation. In the event of a change of control, Mr. Duggan may elect within six months to give notice of resignation, in which case he shall be entitled to three years' remuneration.

The services of Andrew F.B. Milligan, a director, Chairman and formerly President and Chief Executive Officer of the Company, are provided to the Company pursuant to a Consultant/Management Agreement with Glencoe Management Ltd. dated December 1, 1991, and amended on December 19, 1992, June 29, 1994, June 1, 1995, May 20, 1998 and June 1, 1999. Mr. Milligan is the principal shareholder of Glencoe Management Ltd. The agreement formerly included provisions by which Mr. Milligan was entitled to receive an amount equal to three years' management fees, and to participate in all employee insurance and benefit plans in place for a period of up to three years if the Company should terminate the agreement or the employment of Mr. Milligan without cause. In order to facilitate the 1999 reorganization of the Company, Mr. Milligan agreed that effective June 1, 1999, Glencoe Management Ltd. would accept a 44.4% reduction in salary and the substitution of a 3 year fixed term employment contract in lieu of the three year severance provisions of the Consultant/Management Agreement. As consideration for relinquishing these benefits Glencoe Management Ltd. was granted warrants to purchase 400,000 Common Shares of the Company on a post-consolidation basis at a price of C$0.50.

INTEREST OF INSIDERS IN MATERIAL TRANSACTIONS INTEREST OF INSIDERS IN MATERIAL TRANSACTIONS

Save and except as set out elsewhere herein, no insider or proposed nominee for election as a director of the Company and no associate or affiliate of the foregoing persons has or has had any material interest, direct or indirect, in any transaction since the commencement of the Company's last completed financial year or in any proposed transaction which in either such case has materially affected or will materially affect the Company.

INDEBTEDNESS TO COMPANY OF DIRECTORS,

EXECUTIVE OFFICERS AND SENIOR OFFICERS INDEBTEDNESS TO COMPANY OF DIRECTORS, EXECUTIVE OFFICERS AND SENIOR OFFICERS

Save and except as set out elsewhere herein, there is no indebtedness of any director, executive officer, senior officer, proposed nominee for election as a director or associate of them, to or guaranteed or supported by the Company or any of its subsidiaries either pursuant to an employee stock purchase program of the Company or otherwise, during the most recently completed financial year.

APPOINTMENT OF AUDITOR APPOINTMENT OF AUDITOR

Unless otherwise instructed, the proxies given pursuant to this solicitation will be voted for the appointment of KPMG LLP, Chartered Accountants, of 777 Dunsmuir Street, Vancouver, British Columbia, V7Y 1K3, as the auditor of the Company to hold office for the ensuing year at a remuneration to be fixed by the directors. KPMG LLP have been auditors of the Company since October 28, 1991.

A representative of KPMG LLP is expected to attend the Meeting and will have the opportunity to make any statement such representative may desire to make and to respond to any appropriate questions of shareholders.

PARTICULARS OF OTHER MATTERS TO BE ACTED UPONPARTICULARS OF OTHER MATTERS TO BE ACTED UPON

Management of the Company is not aware of any matter to come before the meeting other than as set forth in the notice of meeting. If any other matter properly comes before the meeting, it is the intention of the persons named in the enclosed Proxy Form to vote the shares represented thereby in accordance with their best judgment on such matter.

The Company's annual report on Form 20-F filed with the United States Securities and Exchange Commission for the year ended December 31, 2000 is available to shareholders without charge upon written request to Investor Relations, Stockscape.com Technologies Inc., #407 - 325 Howe Street, Vancouver, British Columbia, Canada, V6C 1Z7.

DATED at Vancouver, British Columbia this 23 rd day of May, 2001.

BY ORDER OF THE BOARD OF DIRECTORS

"Andrew F. B. Milligan"

________________________________________

Andrew F. B. Milligan

Chairman of the Board

Proxy

ANNUAL GENERAL MEETING OF MEMBERS OF

STOCKSCAPE.COM TECHNOLOGIES INC. (the "Company")

TO BE HELD AT The Boardroom of DuMoulin Black

10th Floor  595 Howe Street

Vancouver, British Columbia

ON FRIDAY, JUNE 29, 2001, AT 10:00 AM

The undersigned Member of the Company hereby appoints, ANDREW F.B. MILLIGAN, Chairman and a Director of the Company, or failing this person, SARGENT H. BERNER, a Director of the Company, or in the place of the foregoing, ______________________________ as proxyholder for and on behalf of the Member with the power of substitution to attend, act and vote for and on behalf of the Member in respect of all matters that may properly come before the Meeting of the Members of the Company and at every adjournment thereof, to the same extent and with the same powers as if the undersigned Member were present at the said Meeting, or any adjournment thereof.

Resolutions (For full detail of each item, please see the enclosed Notice of Meeting and Information Circular (Proxy Statement)).
		For	Against
1.	To determine the number of Directors at five.
		For	Withhold
2.	To elect Sargent H. Berner as Director.
To elect John J. Brown as Director.
To elect Barry F. Duggan as Director.
To elect Andrew F.B. Milligan as Director.
To elect A. Murray Sinclair as Director.
3.	To appoint KPMG as Auditors of the Company.
		For	Against
4.	To authorize the Directors to fix the auditors' remuneration.
5.	To transact such other business as may properly come before the Meeting.

INSTRUCTIONS FOR COMPLETION OF PROXY

1. This Proxy is solicited by the Management of the Company.

2. If someone other than the Member of the Company signs this Proxy form on behalf of the named Member of the Company, documentation acceptable to the Chairman of the Meeting must be deposited with this Proxy form, authorizing the signing person to do such. If the Proxy form is not dated by the Member, it shall be deemed to be dated the date of receipt by the Company or CIBC Mellon Trust Company.

3. (i) If a registered Member wishes to attend the Meeting to vote on the resolutions in person, register your attendance with the Company's scrutineers at the Meeting.

(ii) If the securities of a Member are held by a financial institution and the Member wishes to attend the Meeting to vote on the resolutions in person, cross off the management appointee name or names, insert the Member's name in the blank space provided, do not indicate a voting choice by any resolution, sign and date the Proxy form and return the Proxy form to the financial institution or its agent. At the Meeting, a vote will be taken on each of the resolutions as set out on this Proxy form and the Member's vote will be counted at that time.

4. If a Member cannot attend the Meeting but wishes to vote on the resolutions, the Member can appoint another person, who need not be a Member of the Company, to vote according to the Member's instructions. To appoint someone other than the person named, cross off the management appointee name or names and insert your appointed proxyholder's name in the space provided, sign and date the Proxy form and return the Proxy form. Where no instruction on a resolution is specified by the Member, this Proxy form confers discretionary authority upon the Member's appointed proxyholder.

5. If the Member cannot attend the Meeting but wishes to vote on the resolutions and to appoint one of the management appointees named, leave the wording appointing a nominee as shown, sign and date the Proxy form and return the Proxy form. Where no instruction is specified by a Member on a resolution shown on the Proxy form, a nominee of management acting as proxyholder will vote the securities as if the Member had specified an affirmative vote.

6. The securities represented by this Proxy form will be voted or withheld from voting in accordance with the instructions of the Member on any poll of a resolution that may be called for and, if the Member specifies a choice with respect to any matter to be acted upon, the securities will be voted accordingly. With respect to any amendments or variations in any of the resolutions shown on the Proxy form, or matters which may properly come before the Meeting, the securities will be voted, if so authorized, by the proxyholder appointed, as the proxyholder in his/her sole discretion sees fit.

7. If a registered Member has returned the Proxy form, the Member may still attend the Meeting and vote in person should the Member later decide to do so. To attend, and vote at the Meeting, the Member must record his/her attendance with the Company's scrutineers at the Meeting and revoke the Proxy form in writing.

To be represented at the Meeting, this Proxy form must be received at the office of "CIBC Mellon Trust Company" by mail or by fax no later than forty eight (48) hours (excluding Saturdays, Sundays and holidays) prior to the time of the Meeting, or adjournment thereof or may be accepted by the Chairman of the Meeting prior to the commencement of the Meeting. The mailing address of CIBC Mellon Trust Company is Suite 1600 - 1066 West Hastings Street, Vancouver, B.C., V6E 3X1 and its fax number is (604) 688-4301.